LAFAYETTE BANK & TRUST COMPANY
           RESTATED DEFERRED FEE AGREEMENT

     This restatement is made this ______ day of ___________________, 1994 by and between LAFAYETTE BANK
& TRUST COMPANY (the "Company"), and ________________
(the "Director").
                    INTRODUCTION
     The Company and the Director are parties to the Deferred Compensation Agreement dated ________________,
19______ ("Prior Agreement"). They desire to modify and restate the terms of the Prior Agreement through this restatement.
                      AGREEMENT
     The Director and the Company agree as follows:
                      ARTICLE 1
                     DEFINITIONS
     1.1  Definitions.  Whenever used in this
restatement, the following words and phrases shall have the meanings specified:
          1.1.1  "Change of Control" means the transfer
     of 51% or more of the Company's outstanding voting common stock followed within twelve (12) months by termination of the Director's status as a member of the Company's Board of Directors.
          1.1.2  "Code" means the Internal Revenue Code
     of 1986, as amended. References to a code section shall be deemed to be to that section as it now exists and to any successor provision.
          1.1.3  "Disability" means, if the Director is
     covered by a Company-sponsored disability insurance policy, total disability as defined in such policy without regard to any waiting period. If the Director is not covered by such a policy, Disability means the Director suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Director from performing substantially all of the normal duties of a Director. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.
          1.1.4  "Election Form" means the form attached
     as Exhibit 1.
          1.1.5  "Fees" means the total Directors Fees
     payable to the Director.
          1.1.6  "Normal Termination Date" means the
     Director attaining age 70.
          1.1.7  "Termination of Service" means the
     Director's ceasing to be a member of the Company's
     Board of Directors for any reason whatsoever.
                      ARTICLE 2
                  DEFERRAL ELECTION
     2.1 Initial Election. The Director shall make a deferral election under this agreement by filing with the Company a signed Election Form within 30 days after the date of this restatement. The Election Form shall set forth the amount of Fees to be deferred and the form of benefit payment. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Company.
     2.2  Election Changes
          2.2.1  Generally.  The Director may modify the
     amount of Fees to be deferred by filing a subsequent signed Election Form with the Company.
     The modified deferral shall not be effective until the calendar year following the year in which the subsequent Election Form is received by the Company. The Director may not change the form of benefit payment initially elected under Section
     2.1.
          2.2.2  Hardship.  If an unforeseeable
     financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Company may reduce future deferrals under this agreement or may cease deferrals under this agreement.
                      ARTICLE 3
                  DEFERRAL ACCOUNT
     3.1 Establishing and Crediting. The Company shall continue to maintain a deferral account on its books for the Director, and shall continue to credit to the deferral account the following amounts:
          3.1.1  Initial Account Balance.  The deferral
     account balance on the date of this restatement shall equal the balance credited to the Director's deferred compensation agreement account under the prior agreement, including interest accrued under the prior agreement to the date of this restatement.
          3.1.2  Deferrals.  The Fees deferred by the
     Director as of the time the Fees would have otherwise been paid to the Director.
          3.1.3  Interest.  On the first day of each
     monthly anniversary of the date of this
     restatement, and immediately prior to the payment of any benefits, interest on the account balance since the preceding credit under this section
     3.1.3, at an annual rate, compounded monthly, equal to an index determined to be the Wall Street prime rate plus 150 basis points, adjusted on September
     30 of each calendar year. This indexed rate shall be determined by the Company's Board of Directors, in its sole discretion.
     3.2 Statement of Accounts. The Company shall provide to the Director, within one hundred twenty (120) days after each anniversary of this restatement, a statement setting forth the deferral account balance.
     3.3 Accounting Devise Only. The deferral account is solely a device for measuring amounts to be paid under this restatement. The deferral account is not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.
                      ARTICLE 4
                  LIFETIME BENEFITS
     4.1  Normal Termination Benefit.  Upon the
Director's Termination of Service at the Normal
Termination Date, the Company shall pay to the Director the benefit described in this section 4.1
          4.1.1  Amount of Benefit.  The benefit under
     this Section 4.1 is the deferral account balance at the Director's Termination of Service.
          4.1.2  Payment of Benefit.  The Company shall
     pay the benefit to the Director in the form elected by the Director on the Election Form. The Company shall continue to credit interest under Section
     3.1.2.
     4.2 Early Termination Benefit. If the Director terminates service as a director before the Normal
Termination Date, and for reasons other than death or Disability, the Company shall pay to the Director the benefit described in this Section 4.2.
          4.2.1  Amount of Benefit.  The benefit under
     this Section 4.2 is equal to the Director's deferred account balance on the date of the Director's termination as a member of the board.
          4.2.2  Payment of Benefit.  The Company shall
     pay the benefit to the Director in the form elected by the Director on the Election Form. The Company shall continue to credit interest under Section
     3.1.2.
     4.3 Disability Benefit. If the Director terminates service as a director for Disability prior to the normal retirement date, the Company shall pay to the Director the benefit described in this Section 4.3.
          4.3.1  Amount of Benefit.  The benefit under
     this Section 4.3 is the deferral account balance at the Director's Termination of Service.
          4.3.2  Payment of Benefit.  The Company shall
     pay the benefit to the Director in the form elected by the Director on the Election Form. The Company shall continue to credit interest under Section
     3.1.3.
     4.4  Change of Control Benefit.  Upon a Change of
Control while the Director is in the active service of the Company, the Company shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this restatement.
          4.4.1  Amount of Benefit.  The benefit under
     this Section 4.4 is the deferral account balance at the date of the Director's Termination of Service.
          4.4.2  Payment of Benefit.  The Company shall
     pay the benefit to the Director in a lump sum within 30 days after the Director's Termination of Service.
     4.5 Hardship Distribution. Upon the Company's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Director all or a portion of the deferral account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.
                      ARTICLE 5
                   DEATH BENEFITS
     5.1 Death During Active Service. If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1.
          5.1.1  Amount of Benefit.  The benefit under
     Section 5.1 is $124,845 per year payable annually for 5 years.
          5.1.2  Payment of Benefit.  The Company shall
     begin the payments to the beneficiary within 60 days following the Director's death.

     5.2 Death During Benefit Period. If the Director dies after benefit payments have commenced under this agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.
                      ARTICLE 6
                    BENEFICIARIES
     6.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation.
However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.
     6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.
                      ARTICLE 7
                 GENERAL LIMITATIONS
     7.1 Suicide. Notwithstanding any provision of this restatement to the contrary, the Company shall not pay any benefit under this restatement except for the deferral account balance if the Director commits suicide within two (2) years after the date of this restatement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company. The Company shall begin the payments within sixty (60) days following the Director's death. The
Company shall pay the benefit according to the method elected by the Director on the Election Form. The
Company shall continue to credit interest under Section
3.1.3.
                      ARTICLE 8
            CLAIMS AND REVIEW PROCEDURES
     8.1 Claims Procedure.  The Company shall notify the
Director or the Director's beneficiary (the Director or Director's beneficiary being hereafter referred to as the "Beneficiary") in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or non-eligibility for benefits under the restatement. If the Company determines that the Beneficiary is not eligible for benefits or full benefits, the notice shall set forth (l) the specific reasons for such denial, (2) a specific reference to the provisions of the restatement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the restatement's claims review procedure and other appropriate information as to the steps to be taken if the Beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.
     8.2 Review Procedure. If the Beneficiary is determined by the Company not to be eligible for benefits, or if the Beneficiary believes that he or she is entitled to greater or different benefits, the Beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Beneficiary and the specific provisions of the restatement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Beneficiary.
                      ARTICLE 9
             AMENDMENTS AND TERMINATION
     9.1  Termination.  The Company may amend or
terminate this restatement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the agreement would (I) cause benefits to be taxable to the Director prior to actual receipt, or (II) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits). In no event shall this restatement be terminated without payment to the Director of the deferral account balance attributable to the Director's deferrals and interest credited on such amounts.
                     ARTICLE 10
                    MISCELLANEOUS
     10.1 Binding Effect. This restatement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.
     10.2 No Guaranty of Employment. This restatement is not a contract for services. It does not give the Director the right to remain a Director of the Company, nor does it interfere with the shareholders' rights to replace the Director. It also does not require the Director to remain a Director nor interfere with the Director's right to terminate services at any time.
     10.3 Non-Transferability. Benefits under this restatement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.
     10.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this restatement.
     10.5 Applicable Law. The restatement and all rights hereunder shall be governed by the laws of Indiana, except to the extent preempted by the laws of the United States of America
     10.6  Unfunded Arrangement.  The Director and
Beneficiary are general unsecured creditors of the Company for the payment of benefits under this restatement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.
Any insurance on the Director's life is a general asset of the Company to which the Director and Beneficiary have no preferred or secured claim.
     10.7 Prior Agreements. This restatement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this restatement.
In witness whereof, the Director and a duly authorized
Company officer have signed this agreement.

DIRECTOR:                    COMPANY:
                             LAFAYETTE BANK & TRUST
                             COMPANY



_________________________    BY________________________

                             TITLE:  CHAIRMAN, PRESIDENT
                                     AND CEO

                      EXHIBIT I

                         TO

           DEFERRED COMPENSATION AGREEMENT


                  DEFERRAL ELECTION


I ELECT TO DEFER COMPENSATION UNDER MY DEFERRED
COMPENSATION AGREEMENT WITH THE COMPANY, AS FOLLOWS:

                             Frequency of
Amount of Deferral           Deferral                Duration
[Initial and                 [Initial One]           [Initial One]
Complete One]

___  I elect to              ___ Beginning           ___ This year
     defer ____%                 of year                 only
     of salary
                             ___ Each pay            ___ For _____
___  I elect to                  period                  [insert
     defer                                               number]
     $_______                ___ Monthly                 years
     of salary
                             ___ Quarterly           ___ Until the
___  I elect not                                         early
     to defer                ___ Semi-annually           retirement
     salary                                              date
                             ___ End of year
                                                     ___ Until the
                                                         normal
                                                         retirement
                                                         date


I understand that I may change the amount, frequency and duration of my deferrals by filing a new Election Form with the Company; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Company.

                   FORM OF BENEFIT

I elect to receive benefits under the agreement in the following form:

[Initial one]

___  Lump Sum

___  Equal monthly installments for ____ [insert number
of   months] months.

I understand that I may not change the form of benefit elected, even if I later change the amount of my deferrals under the agreement.

               BENEFICIARY DESIGNATION

I designate the following as beneficiary of benefits under the deferred compensation agreement payable following my death:

     Primary:______________________________________

     Contingent:___________________________________

NOTE: To name a trust as beneficiary, please provide the name of the trustee and the exact date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

Signature__________________________

___________________________________
Date_______________________________

Accepted by the Company this ______ day of ____________, 19_____.

By_________________________________
Title______________________________